SECURITY AGREEMENT

This Security Agreement is executed by Axion Power International, Inc., a Delaware corporation, as Debtor, and Robert Averill, an individual, as Secured Party.

I

CREATION OF SECURITY INTEREST

Debtor hereby grants to Secured Party a first priority security interest in the collateral described in this Security Agreement pursuant to the Delaware Uniform Commercial Code - Secured Transactions.

II

OBLIGATIONS SECURED

The security interest is granted to Secured Party to secure the following obligations:

A. Payment of the indebtedness evidenced by a Promissory Note of this same date executed by Axion Battery Products, Inc., a Pennsylvania corporation and wholly owned subsidiary of Debtor, payable to the order of Secured Party, in the principal amount of One Million Dollars ($1,000,000.00), bearing interest the fixed rate of ten percent (10%) per annum, together with any renewals, extensions, modifications, or amendments of the Promissory Note (the "Note").

B. The expenses and costs incurred or paid by Secured Party in the maintenance and preservation of the collateral and the enforcement of the rights of Secured Party and the duties of Debtor as stated in this Security Agreement, including, without limitation, attorneys' fees, court costs, foreclosure expenses, and witness fees.

III

DESCRIPTION OF COLLATERAL

The collateral of this Security Agreement consists of the following:

1.   All of Debtor’s equipment, inventory, furniture, fixtures and intellectual property.

2.   All substitutions, replacements, developments or accessions of the above-described collateral.

IV

CLASSIFICATION OF COLLATERAL

Debtor acknowledges that at the time the security interest attaches, the collateral consists of tangible and intangible personal property, including intellectual property.

V

PERFECTION OF SECURITY INTEREST

To perfect the security interest granted to Secured Party by the terms of this Security Agreement, Debtor agrees to the following:

A.   Debtor authorizes Secured Party to file financing statements in all states, counties, and other jurisdictions as Secured Party may elect, without Debtor’s signature as permitted by law.

B.   Debtor shall execute and deliver to Secured Party, in form and substance satisfactory to Secured Party, such financing statements and such further assurances as Secured Party may, from time to time, consider reasonably necessary to create, perfect and preserve Secured Party's security interest herein granted, and Secured Party may cause such statements and assurances to be recorded and filed at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.

Upon performance of all obligations of Debtor to Secured Party that are secured by this Security Agreement, Secured Party agrees to surrender possession of the original security instruments to Debtor and to execute such documents as may be necessary to completely release Secured Party's security interest created hereby.

VI

DEBTOR'S COVENANTS AND WARRANTIES

C.   Debtor is a corporation duly organized and existing under the laws of the State of Delaware, is in good standing under the laws of the State of Delaware, and the granting of the security interest and the performance of all other obligations provided in this Agreement are within the Debtor's powers, have been duly authorized, and are not in contravention of any law or the Debtor's Articles of Organization, or any agreement or undertaking of which Debtor is a party or by which it is bound.

D.   Debtor agrees that during the term of this Agreement, and as long as any obligation that is subject to this Agreement remains outstanding, Debtor will not grant a security interest in the collateral or any part thereof to any person except as otherwise authorized in accordance with the provisions of article VI below.

E.   During the term of this Security Agreement, Debtor shall keep the collateral free and clear from any and all liens, encumbrances, and other security interests, and will pay, prior to delinquency, all taxes, charges, encumbrances, liens, and assessments against the collateral, and, should the Debtor fail to do so, Secured Party may, but shall not be required, to pay or discharge the same. Debtor shall give Secured Party ten (10) days notice in the event of default of any of these obligations. Debtor shall reimburse Secured Party for any such payments.

F.   Debtor shall maintain the collateral in good order and repair, reasonable and ordinary wear and tear excepted.

G.   Debtor shall maintain insurance on the collateral that consists of equipment in an amount not less than the replacement value of the equipment. The insurance policy or policies shall name Secured Party as a loss payee. Debtor shall provide Secured Party with a copy of the declaration page reflecting Secured Party as Loss Payee.

H.   Debtor represents that the tangible collateral subject to this Agreement is presently located at 130 Pine View Drive, East Amherst, New York 14221 and, to the extent it has any ownership interest therein, at 100 Caster Avenue, Vaughan, Ontario, Canada L4L5Y9, and the Debtor shall inform Secured Party in writing at least ten (10) days prior to any change of location of the collateral.

I.   Debtor shall execute any and all Financing Statements relating to the perfection, amendment, release, or termination of the security interest created hereby. The Debtor hereby authorizes and appoints Secured Party, in the case of need, to sign on behalf of Debtor with full power of substitution as the Debtor's attorney-in-fact.

VII

USE OF COLLATERAL

So long as the Debtor is not in default under the terms of this Security Agreement, Debtor may use, consume, and dispose of the collateral in the ordinary course of Debtor's business. This right includes, but is not limited to, the use and consumption of collateral in the manufacture, preparation, and delivery of goods, and the sale or encumbrance of the collateral in the ordinary course of Debtor's business.

VIII

DEFAULT PROVISIONS

A.   Definition Of Default.The occurrence of any of the following shall constitute a default by the Debtor under this Security Agreement:

1.  The failure by Debtor to pay or perform any obligations secured by the terms of this Security Agreement, including the failure by Axion Battery Products, Inc. to pay or perform under the Promissory Note executed by it in conjunction with this Security Agreement.

2.  The failure of Debtor to perform any of Debtor's obligations under the terms of this Security Agreement or the Loan Agreement executed concurrently herewith.

3.  A material breach of any covenant or representation made to Secured Party herein.

4.  The filing of a petition by or against the Debtor under any state or federal law relating to the relief of debtors, any assignment by Debtor for the benefit of creditors, or the insolvency or cessation of business by Debtor.

5.  The sale, transfer, alienation, encumbrance, or other disposition of the collateral, or of any part thereof or of any interest therein, whether voluntarily or involuntarily, without the prior written consent of Secured Party, except for sales or encumbrances of the equipment collateral as permitted in accordance with the provisions of article VII above.

B.   Notice And Right To Cure.

1.   Notice. Secured Party must, before pursuing any remedy for an alleged default by Debtor, give written notice of default to Debtor. Each notice of default must specify the alleged event of default.

2.  Debtor's Right To Cure Defaults. Debtor shall have thirty (30) days in which to cure a default after the delivery of the notice of default by Secured Party. However, if a non-monetary default cannot reasonably be cured within thirty (30) days, then Debtor is not to be considered in default if Debtor commences to cure the default within the thirty (30) day period and diligently and in good faith continues to cure the default thereafter. In the event of a monetary default that is substantially cured within the thirty (30) day notice period, Secured Party will provide reasonable time to complete the cure.

IX

SECURED PARTY'S RIGHTS AND REMEDIES

Upon the occurrence of default that remains uncured within the time limit set forth in section VIII by Debtor, Secured Party may exercise the rights of enforcement contained in the Uniform Commercial Code in force in Delaware at the date of the default, including, but not limited to, the following:

A  Acceleration. Secured Party may, at Secured Party's option, declare immediately due and payable the obligations of Debtor to Secured Party which are secured hereby, and the same shall, upon notice to or demand on Debtor, become immediately due and payable.

B  Right To Possession Of Collateral. The Secured Party shall have the right to take possession of the collateral and the Debtor agrees to cooperate fully with Secured Party in the exercise of Secured Party's right to take possession of the collateral. This right includes, but is not limited to, Debtor's obligation to assemble and deliver the collateral or some portion of the collateral or some part or component of the collateral upon request of the Secured Party, to a place designated by Secured Party where it shall be made available to the Secured Party. Failure to cooperate shall constitute a breach of this Agreement and the Debtor shall be liable for any and all expenses incident to such failure or cooperation.

    C.   Right To Dispose Of Collateral. The Secured Party shall have the right to dispose of the collateral by public or private proceeding and by way of one or more contracts. Such sale or other disposition of the collateral may be made as a unit or in parcels and at such time and on such terms as Secured Party may determine, provided only that the disposition effected is commercially reasonable.

Disposition of the collateral may be from the premises of the Debtor and Debtor agrees to cooperate fully in facilitating such a disposition, which may include, on request, the obligation to assemble the collateral in some designated location of the Debtor where the collateral shall be made available to prospective buyers. Disposition of the collateral may be from any other commercially reasonable location, including the principal place of business of Secured Party.

    D.   Notice Of Sale. Debtor and Secured Party agree that notice of disposition of the collateral shall be commercially reasonable if such notice is received by the Debtor by facsimile or hand delivery, as well as sent by regular and certified mail, return receipt requested, at least ten (10) days prior to the date of the public sale or the date after which a private sale or other disposition may be effected.

    E.   Proceeds Of Sale. The proceeds of any sale or disposition of the collateral shall be applied in the manner provided by law and shall include any and all expenses provided in this Agreement. Debtor agrees that Secured Party shall be entitled to recover reasonable attorneys' fees and costs incurred by the Secured Party in exercising its rights and remedies under this Agreement. Upon payment of Secured Party’s principle, interests and expenses as allowed by this agreement and by law, Secured Party will return possession of all collateral to Debtor and agrees to execute such documents as may be necessary to completely release Secured Party's security interest created hereby.

    F.   Deficiency. In the event the proceeds of collection, sale or disposition of the collateral are not sufficient to discharge Debtor's obligation secured hereby, Debtor shall be liable for the deficiency.

X

MISCELLANEOUS

A. Notices. Except as otherwise expressly provided in this Security Agreement or by law, all notices must be in writing and shall be considered given upon delivery of, or if mailed, upon the first to occur of actual receipt or the expiration of three (3) days after the deposit in United States Postal Service mail, first class, postage prepaid and addressed at the address specified. Notices must given by email and any other method of delivery, such as facsimile, regular mail, overnight or personal delivery, to the parties at the addresses listed below:

To Secured Party:  Robert Averill
377 Cupsaw Drive
Ringwood, New Jersey 07456
Facsimile: 973-962-6138
Email: averillbob@yahoo.com

To Debtor:   Axion Power International, Inc.
Thomas G. Granville
100 Caster Avenue
Vaughan, Ontario, Canada L4L 5Y9
Facsimile: 905-264-2385
Email: tomg@gelevator.com

Any change in the address of any party shall be given by the party having such change to the other parties in the manner provided above. Thereafter, all notices shall be given in accordance with the notice of change of address. Notices given before actual receipt of the notice of change of address shall not be invalidated by change of address.

B. Time Of The Essence. Time is of the essence of this Security Agreement.

C. Waiver. The waiver by either party of the time for performing any act shall not constitute a waiver of the time for performing any other act or of an identical act required to be performed at a later time. The exercise of any remedy provided for in this Security Agreement shall not constitute a waiver of any other remedy provided by law.

D. Severability. The unenforceability, invalidity, or illegality of any provision of this Security Agreement shall not render any other provision unenforceable, invalid, or illegal.

E. Choice Of Law. This Security Agreement shall be governed by and interpreted under the laws of the State of Delaware in force from time to time.

F. Gender And Number. As used in this Security Agreement, the masculine, feminine, or neuter gender, and the singular or plural number, shall each be considered to include the others whenever the context so indicates.

G. Binding Effect. This Security Agreement shall inure to the benefit of, and be binding upon, the heirs, assigns, transferees, personal representatives, and successors in interest of the parties hereto.

H. Captions. The captions in this Security Agreement shall have no effect on its interpretation.

I. Counterparts and Fax Signatures. This Agreement may be signed in counterpart and all signatures shall constitute the entire Agreement. Signature by facsimile shall be deemed original.

Dated this 31st day of January, 2006.

DEBTOR

AXION POWER INTERNATIONAL, INC., a Delaware corporation

By_________________________________
  , President

SECURED PARTY

ROBERT AVERILL

By__________________________________